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To: Editor                                              From: Investor Relations
                                                       (314) 812-0590


     Agribrands Announces Record Date and Special Shareholders Meeting Date

St. Louis, Missouri, March 7, 2001...Agribrands International, Inc. has set March 16, 2001 as the record date to determine shareholders eligible to vote at the Special Meeting of Shareholders seeking approval of the proposed merger among Agribrands, Abacus Acquisition Corp., a Cargill subsidiary, and Cargill, Inc. The Special Meeting of Shareholders is scheduled to be held at 10:00 a.m. on Thursday, April 26, 2001 at the offices of Agribrands, 9811 South Forty Drive, St. Louis, Missouri.

Agribrands expects to mail its proxy materials to shareholders by the end of March, 2001.

Information and financial reports about Agribrands are filed with the Securities and Exchange Commission and are available free at the website maintained by the SEC at: www.sec.gov.

Agribrands  is  a  leading  international   manufacturer  of  animal  feeds  and
agricultural products.